EXHIBIT 10.1

                              CONSULTING AGREEMENT

         This Consulting Agreement (this "AGREEMENT") is made and entered as of the "Effective Date" set forth below, by and between Tag-It Pacific, Inc., a Delaware corporation (the "COMPANY"), and the "Consultant" set forth below.

                  Effective Date:   January 1, 2007

                  Name:             Jonathan Burstein ("CONSULTANT")

                  Address:          3484 Daniella Ct.
                                    Calabasas, CA 91302

                  Tel No.           818-225-1682

         1.       ENGAGEMENT AND SERVICES.

                  1.1 ENGAGEMENT. Commencing on the Effective Date, the Company hereby engages Consultant, and Consultant hereby accepts such engagement to render services to Company, upon the terms and subject to the conditions set forth in this Agreement. Prior to the Effective Date, Consultant served as the Executive Vice President of Operations of the Company pursuant to a letter agreement dated March 16, 2006 the ("LETTER AGREEMENT"). The parties agree that as of the Effective Date, the Letter Agreement shall be deemed terminated; provided, however, that such termination will be considered neither a "termination with cause" nor a "termination without cause" for purposes of the Letter Agreement and, except as otherwise provided herein, Consultant shall not be entitled to receive any Severance (as defined in the Letter Agreement) or other benefits in consideration of the termination of the Letter Agreement.

                  1.2      TERM  OF THE  AGREEMENT.  The  initial  term  of this
Agreement (the "TERM") shall commence upon the Effective Date and shall terminate twenty-four (24) months thereafter (the "TERMINATION DATE"), unless sooner terminated as provided herein.

                  1.3      SERVICES TO BE PROVIDED BY CONSULTANT.

                           (a)      SCOPE,    RESPONSIBILITIES    AND    DUTIES.
Consultant agrees to provide the services listed in the attached EXHIBIT A (hereinafter referred to as the "SERVICES"). Consultant may determine the manner, method and means by which the Services will be provided and, except for meetings to be held at the Company's premises as described on EXHIBIT A, Consultant may perform the Services at a location other than the Company's premises.

                           (b)      NON-EXCLUSIVITY.  Subject to the  provisions
of SECTIONS 6 AND 7 below, Consultant by reason of the obligations ascribed to it hereunder, shall not be required to devote full time or any specific amount of time to the affairs of the Company, and Consultant may accept other engagements and perform services for others, PROVIDED, HOWEVER, that during the Term, Consultant shall devote the time necessary to fully and diligently perform the Services and Consultant shall not provide any consulting services to any other business or enterprise that manufactures apparel trim products, including zippers and waist bands.

                  1.4 BOARD OF DIRECTORS. Consultant will remain on the Company's Board of Directors; however, Consultant will not be compensated as an outside director by the Company during the Term or for so long as he otherwise remains a consultant to the Company. Consultant shall continue to be covered by Company's Directors and Officers insurance under the same terms and conditions as all other officers and directors.

         2. COMPENSATION. As sole compensation for the Services to be provided by Consultant to the Company, the Company shall pay Consultant in accordance with the terms and conditions set forth on the attached EXHIBIT B. Consultant's compensation shall include and Consultant shall be responsible for the payment of all federal, state and local taxes of any kind which are attributable to the compensation he receives.

         3. EXPENSES. Upon receipt of itemized vouchers, expense account reports and supporting documents submitted to the Company in accordance with the Company's procedures then in effect, the Company shall reimburse Consultant for all reasonable and necessary business expenses incurred ordinarily and necessarily by Consultant in connection with the performance of Consultant's duties hereunder.

         4. TERMINATION OF ENGAGEMENT. Consultant's engagement pursuant to this Agreement may be terminated by a party if the other party is in material breach of this Agreement and such breach is not cured within fifteen (15) days following written notice thereof. In addition, after six (6) months, Consultant shall have the right to terminate this Agreement without cause upon 30 days' written notice to Company. Should Consultant exercise this right, he shall be paid through the end of the 30 day notice period. Similarly, Company shall have the right to terminate this Agreement without cause upon 30 days' written notice to Consultant. Should Company exercise this right, Consultant shall be paid the full balance owing on this Agreement, with his benefits intact, and shall not have any further obligation to provide consulting services.

         5. CONFIDENTIALITY. Consultant shall maintain the confidentiality of all Company's confidential business information and trade secrets as defined by California's Uniform Trade Secrets Act. This provision shall survive the expiration of this Agreement.

         6. BUSINESS OPPORTUNITIES. Consultant covenants and agrees that for so long as he is engaged by the Company, Consultant will not, without the prior written consent of the Company (which consent may be withheld by the Company in the exercise of its absolute discretion), engage, directly or indirectly, in any business, venture or activity that manufactures apparel trim products, including zippers and waistbands. Consultant further covenants and agrees that if Consultant ever engages in any such business, venture or activity in contravention of this SECTION 6 any and all gross profits, compensation, rents and other income or gain (computed without reduction for the value of the services performed by the Company, if any) derived by Consultant in connection therewith shall be held by Consultant for the benefit of the Company and the affiliates thereof, and shall be remitted to the Company upon demand.

         7.       NON-SOLICITATION COVENANT.

                  7.1 NONSOLICITATION AND NONINTERFERENCE. During the Term and for a period of twelve months thereafter, Consultant shall not (a) induce or attempt to induce any employee or consultant of the Company to leave the employ of the Company or in any way interfere adversely with the relationship between any such employee or consultant and the Company, (b) induce or attempt to induce any employee or consultant of the Company to work for, render services or provide advice to or supply confidential business information or trade secrets of the Company to any third person, firm or corporation or (c) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and the Company.

                  7.2 INDIRECT SOLICITATION. Consultant agrees that, during the Term and the period covered by SECTION 7.1 hereof, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the provisions of SECTION
7.1 if such activity were carried out by Consultant, either directly or indirectly; and, in particular, Consultant agrees that he will not, directly or indirectly, induce any employee or consultant of the Company to carry out, directly or indirectly, any such activity.

         8. INJUNCTIVE RELIEF. Consultant hereby recognizes, acknowledges and agrees that in the event of any breach by Consultant of any of his covenants, agreements, duties or obligations contained in SECTIONS 5 THROUGH 7 of this Agreement, the Company would suffer great and irreparable harm, injury and damage, the Company would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by the Company as a result of such breach, and the Company would not be reasonably or adequately compensated in damages in any action at law. Consultant therefore covenants and agrees that, in addition to any other remedy the Company may have at law, in equity, by statute or otherwise, in the event of any breach by Consultant of any of his covenants, agreements, duties or obligations contained in SECTIONS 5 THROUGH 7 of this Agreement, the Company shall be entitled to seek and receive temporary, preliminary and permanent injunctive and other equitable relief from any court of competent jurisdiction to enforce any of the rights of the Company, or any of the covenants, agreements, duties or obligations of Consultant hereunder, and/or otherwise to prevent the violation of any of the terms or provisions hereof, all without the necessity of proving the amount of any actual damage to the Company or any affiliate thereof resulting therefrom; provided, however, that nothing contained in this SECTION 8 shall be deemed or construed in any manner whatsoever as a waiver by the Company of any of the rights which the Company may have against Consultant at law, in equity, by statute or otherwise arising out of, in connection with or resulting from the breach by Consultant of any of his covenants, agreements, duties or obligations hereunder.

         9.       RELEASE.

                  9.1 In exchange for receipt of the consideration provided for in this Agreement, Consultant, on his own behalf, and for Consultant's heirs, executors, administrators, successors, and assigns, does hereby fully and forever release and discharge the Company and its related entities, and their shareholders, employees and former employees, agents, directors, officers, attorneys, predecessors, successors, assigns, heirs, executors, administrators, and all other persons, firms, corporations, associations, partnerships, or entities having any legal relationship to any of them, of and from any and all claims, demands, causes of action, charges and grievances, of whatever kind or nature, whether known or unknown, suspected or unsuspected (collectively, "CLAIMS"), which Consultant now owns or holds or has at any time before the date of his termination owned or held against any of them, including, but not limited to, any and all claims, charges, demands and causes of action: (1) which are alleged in, set forth in, arise out of, or are in any way connected with any transactions, occurrences, acts or omissions or claims; (2) which arise out of or are in any way connected with Consultant's prior employment with the Company or the termination of Consultant's employment with the Company pursuant to the Letter Agreement; (3) which are related to or concern (i) violations of any local, state or federal law based on race, sex, age, disability, pregnancy or any other category protected by law; (ii) wrongful termination, breach of express and implied-in-fact contract, breach of the covenant of good faith and fair dealing, intentional and negligent infliction of emotional distress, defamation, invasion of privacy, breach of employment contract, fraud or negligent misrepresentation, intentional interference with contractual relations and prospective economic advantage, and other torts; (4) any claim for wages, accrued vacation, benefits, salary, commissions or bonuses; or (5) which arise out of or are in any way connected with any loss, damage or injury whatsoever resulting from any act committed or omission made prior to the date hereof. Consultant hereby acknowledges and knowingly, freely and voluntarily waives the benefits of California Civil Code Section 1542, which provides:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

Consultant expressly acknowledges that such party's release herein is also intended to include in its effect, without limitation, all Claims that such party does not know or expect to exist in such party's favor at the time of execution of this Agreement, and that such party's release herein contemplates extinguishing all of these Claims.

                  9.2 EXCLUDED ITEMS. Consultant and Company acknowledge and agree that: (1) their respective rights, duties, and obligations under this Agreement are specifically excluded from the scope of the release contained above in SECTION 9.1 hereof; and (2) their respective covenants, agreements, acknowledgements and warranties contained in this Agreement will survive the execution and delivery of this Agreement.

                  9.3 COVENANT NOT TO SUE. Consultant agrees and covenants never to (directly or indirectly) participate in, or file or facilitate, any lawsuit, arbitration proceeding or any other administrative proceeding against Company for any Claims of whatever kind and character released and discharged pursuant to or under this Agreement. Company agrees and covenants never to (directly or indirectly) participate in, or file or facilitate, any lawsuit, arbitration proceeding or any other administrative proceeding against Consultant for any Claims of whatever kind and character released and discharged pursuant to or under this Agreement.

         10. INDEPENDENT CONTRACTOR; DAMAGES; THIRD PARTY AGREEMENTS; TAXES. Consultant is and shall be deemed to be an independent contractor of Company and nothing contained herein shall be deemed to constitute a partnership between or a joint venture by the parties hereto, or constitute either party the employee or agent of the other. Company shall not be responsible for any damage to or loss of any equipment belonging to Consultant which may occur in the course of the performance of the Services. Consultant acknowledges that nothing in this Agreement gives Consultant the right to bind or commit Company to any agreements with any third parties. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not. Furthermore, Consultant warrants and represents that Consultant is solely liable for and shall pay all applicable federal, state and/or local taxes on all amounts earned pursuant to this Agreement. Consultant further agrees to indemnify, defend (with counsel acceptable to Company) and hold harmless Company, and its licensees, employees, agents, successors and assigns from and against any and all liability (including attorneys' fees) which it or they may incur regarding the payment of taxes for Consultant's services, excluding, however, than any liability of the Company arising under section 409A of the Internal Revenue Code with respect to amounts paid to Consultant hereunder. Consultant will indemnify and hold Company, its licensees, employees, agents, successors and assigns from and against any and all claims, actions, losses, damages and expenses (including attorneys' fees) arising out of or caused by a breach or threatened breach of any of Consultant's representations, warranties, undertakings or agreements hereunder.

         11.      MISCELLANEOUS.

                  11.1 NOTICES. All notices, requests and other communications (collectively, "NOTICES") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service or by United States first class, registered or certified mail (return receipt requested), postage prepaid, addressed to the party at the address set forth below:

                           If to Company:

                                    Tag-It Pacific, Inc.
                                    21900 Burbank Boulevard, Suite 270
                                    Woodland Hills, CA 91367

                           If to  Consultant,  at the  address  set forth on the
first page of this Agreement.

                  Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given five days from date of deposit in the mails, unless sooner received. Either party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this section.

                  11.2 ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter hereof, and any and all prior agreements, discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter hereof are hereby merged herein. No representations, oral or otherwise, express or implied, other than those contained in this Agreement have been relied upon by any party to this Agreement.

                  11.3 ATTORNEYS' FEES. If any action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any party of its obligations under this Agreement, the prevailing party shall recover all of such party's costs and reasonable attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                  11.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

                  11.5 CAPTIONS. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

                  11.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  11.7 BUSINESS DAY. If the last day permissible for delivery of any Notice under any provision of this Agreement, or for the performance of any obligation under this Agreement, shall be other than a business day, such last day for such Notice or performance shall be extended to the next following business day (provided, however, under no circumstances shall this provision be construed to extend the date of termination of this Agreement).

                  11.8 SURVIVAL. SECTIONS 4, 5, 6, 7, 8, 9, 10 AND 11, and any other provision hereof specifying an obligation or a right of a party after the termination of Consultant's services or this Agreement, for any reason whatsoever, shall survive such termination and shall remain in full force and effect.

                  11.9 VACATION DAYS. Consultant represents and warrants to, and agrees with the Company that, as of the Effective Date, Consultant has taken all paid vacation to which he was entitled as an employee of the Company and that Consultant has no accrued vacation days as of the Effective Date.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Company:                                       Consultant:

TAG-IT PACIFIC, INC.



By:      /S/ STEPHEN FORTE                     /S/ JONATHAN BURSTEIN
         ---------------------------           ---------------------------------
         Stephen Forte                         Jonathan Burstein
Title:   Chief Executive Officer

                                    EXHIBIT A

                                    SERVICES

Consultant shall assist the Company in managing its stretch waistband products business, including managing the Company's relationships with related licensors, suppliers and customers and assisting the Company in its litigation with Pro Fit Holdings Limited, all as directed from time to time by the Company's Chief Executive Officer and Board of Directors. Consultant will report to the Company's Chief Executive Officer. Such Services will include the following to the extent related to the stretch waistband products business:

         o        Financial modeling;

         o Telephone and in-person meetings with existing and potential customers and suppliers;

         o Sourcing of machine parts related equipment used in the business;

         o        Assisting with product R&D efforts;

         o        Sales and business development; and

         o        Managing and training sales agents.

Consultant agrees to travel up to five days per month in performing Services, to the extent requested by the Company.

Consultant agrees to attend in person meetings with Company management at the Company's premises in Woodland Hills, California, or such other premises in Los Angeles County, California, up to two days per week, to the extent requested by the Company.

Consultant shall prepare a weekly report summarizing activities of the business for which Consultant has been involved. Consultant will not be required to provide a weekly report when travel or other unanticipated events makes such a report impractical to prepare. The subsequent report shall cover all activities Consultant engaged in since the previous report.

                                    EXHIBIT B

                                  COMPENSATION

BASE PAY

As of the Effective Date, Consultant's compensation will be based on an annual amount of $225,000 payable in accordance with the Company's standard payroll schedule.

ADDITIONAL PAY

Consultant shall receive payments in the amount of $3,333.33 per month, payable in cash or by check or direct deposit to Consultant's designated account on the last business day of each calendar month for an eighteen (18) month period beginning January 31, 2007.

OPTIONS

The Company acknowledges and agrees that, notwithstanding termination of Consultant's employment with the Company, Consultant's employment with the Company shall be deemed continuous for purposes of Consultant's outstanding stock options, by virtue of this Agreement and Consultant's continued service on the Board of Directors, and all such outstanding stock options shall continue to vest and remain exercisable in accordance with the terms of the applicable stock option agreements, which shall remain in full force and effect..

BENEFITS

For an eighteen (18) month period beginning on the Effective Date, the Company shall continue to provide Consultant and his family with medical benefits in accordance with the Company's existing benefits plan, or, in the event the Company is not able to provide medical benefits to Consultant and his family in accordance with such existing benefits plan, the Company shall pay for coverage under COBRA during the Term.

BONUS

Consultant shall not be entitled to receive any bonus or participate in any bonus plans or bonus pools which the Company may offer, including but not limited to the Company's executive bonus pool which is based on a calculation of EBIT.

CAR

For an eighteen (18) month period beginning on the Effective Date, the Company shall pay Consultant a car allowance of $950.00 per month.